UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 8, 2008 (July 7, 2008)

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Hexion Specialty Chemicals, Inc.

(Exact Name of Registrant as Specified in Its Charter)

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New Jersey

(State or Other Jurisdiction of Incorporation)

1-71	13-0511250
(Commission File Number)	(I.R.S. Employer Identification No.)

180 East Broad Street, Columbus, Ohio	43215-3799
(Address of Principal Executive Offices)	(Zip Code)

614-225-4000
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))

Item 8.01	Other Events

On July 7, 2008, Hexion Specialty Chemicals, Inc. (the “Company”), Nimbus
Merger Sub Inc. (“Merger Sub”) and certain other parties filed a motion for leave to file an amended and supplemental complaint (the “Amended and Supplemental Verified
Complaint”) in the Court of Chancery of the State of Delaware amending and supplementing the complaint filed on June 18, 2008 with respect to the Agreement and
Plan of Merger, dated July 12, 2007, by and among the Company, Merger Sub and
Huntsman Corporation. A copy of the public version of the Amended and Supplemental
Verified Complaint attached as an exhibit to that motion is attached hereto as Exhibit
99.1 and incorporated herein by reference in its entirety.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1 Public version of Amended and Supplemental Verified Complaint filed as an exhibit to a motion for leave to file an amended and supplemental complaint in the Court of Chancery of the State of
Delaware, captioned Hexion Specialty Chemicals, Inc. et. al. v.
Huntsman Corp., filed July 7, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEXION SPECIALTY CHEMICALS, INC.
Date: July 8, 2008
By: /s/ Mary Ann Jorgenson
Name: Mary Ann Jorgenson
Title: Executive Vice President & General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Public version of Amended and Supplemental Verified Complaint filed as an exhibit to a motion for leave to file an amended and supplemental complaint in the Court of Chancery of the State of
Delaware, captioned Hexion Specialty Chemicals, Inc. et. al. v.
Huntsman Corp., filed July 7, 2008.